SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 28, 2008
Date of report (Date of earliest event reported)

Petroleum Development Corporation
Exact Name of Registrant as Specified in Charter

Nevada	0-7246	95-2636730
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification Number

120 Genesis Boulevard, Bridgeport, WV  26330
Address of Principal Executive Offices

304-842-3597
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

No Change
Former Name or Former Address, if Changed Since Last Report

Item 8.01.                       Other Events

Petroleum Development Corporation reported yesterday that independent reserve engineers from Ryder Scott and Wright & Company have completed estimates of the Company’s year-end 2007 Proved Reserves, in accordance with SEC guidelines.  Theirestimate of proved reserves as of December 31, 2007 is 686billion cubic feet equivalent (Bcfe, where 1 barrel of oil is equal to 6 thousand cubic feet equivalent), including 368Bcfe of proved developed reserves and 318Bcfe of proved undeveloped reserves.  This compares to 323 Bcfe of total reserves reported at the end of 2006 (187 Bcfe proved developed and 136 Bcfe proved undeveloped).

The present value of these reserves, calculated in accordance with SEC rules, is estimated as follows:

	Natural Gas Equivalent	Natural Gas	Oil		Net PV10 @37.5%
	(Million Cubic Feet)	(Million Cubic Feet)	(Thousands of Barrels)	PV10 ($ Million)	Tax Rate ($ Million)
Proved Developed (1)	367,688	314,123	8,927	$976.6	$610.4
Percent of Total	100%	85%	15%
Proved Undeveloped (2)	317,904	279,440	6,411	$249.1	$155.7
Percent of Total	100%	88%	12%
Total Proved	685,592	593,563	15,338	$1,225.7	$766.1
Percent of Total	100%	87%	13%
(1) Net of Ad Valorum and Production Tax and Operating Expense
(2) Net of Investment Expense and (1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROLEUM DEVELOPMENT CORPORATION

Date:	January 29, 2008

By:	/s/ Richard W. McCullough
Richard W. McCullough
Vice Chairman and Chief Financial Officer